                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE


Aehr Test Systems                         Investor Relations Contact:
Gary Larson                               Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group, Inc.
(510) 623-9400 x321                       (323) 468-2300
                                          aehr@mkr-group.com


Aehr Test Systems Reports Third Quarter Fiscal 2015 Financial Results

Fremont, CA (March 26, 2015) - Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its third quarter of fiscal 2015 ended February
28, 2015.

Net sales in the third quarter of fiscal 2015 were $2.0 million, compared to $2.6 million in the second quarter of fiscal 2015. Aehr Test reported a non-GAAP net loss of $1.5 million, or $0.12 per diluted share, and a GAAP net loss of $1.7 million, or $0.14 per diluted share, in the third quarter of fiscal 2015. This compares to a non-GAAP net loss of $1.8 million, or $0.16 per diluted share, and a GAAP net loss of $2.1 million, or $0.18 per diluted share, in the second quarter of fiscal 2015.

Gayn Erickson, President and CEO of Aehr Test Systems, commented, "As discussed in our last quarterly conference call, we experienced a soft third quarter, which reflects a drop in our base ABTSTM packaged part burn-in business and softness in our FOXTM wafer level business as customers absorbed capacity that they put in place over the last year.

"During the quarter, we achieved our first milestone against the order announced in late January for evaluation of our next generation FOX-XP Multi-Wafer Test System that will enable the manufacturer to qualify Aehr Test's FOX-XP multi-wafer system and FOX WaferPakTM contactor for production test and burn-in of its devices. The FOX-XP system extends the capabilities of our multi-wafer test and burn-in systems to address complex devices such as flash memories and microcontrollers in addition to sensors and communication devices. Like our FOX-15 system today, the FOX-XP uses our unique and proprietary low cost WaferPak full wafer contactors to contact an entire wafer of devices in a single touchdown," Erickson added.

"We continue to work collaboratively with the initial lead customer for our recently introduced FOX-1P full wafer test system to complete the system and release it to volume production. We are targeting shipment of the first system in our fiscal fourth quarter, followed by initial production shipments during the following quarter. We look forward to the roll out of this new system, which we believe will provide more test resources than any other automated test equipment system on the market and will significantly expand our served available market for flash memories, microcontrollers, and other devices requiring extensive test and/or burn-in at the wafer level.

"In the last six months, we have seen increasing interest in our FOX multi-wafer test and burn-in systems. We are seeing new potential significant opportunities for both our current FOX-15 system and our next-generation FOX-XP system as we expand our unique and highly cost-effective wafer-level test and burn-in solutions into the rapidly growing automotive, consumer, mobile and computing markets.

"As we head into fiscal 2016, we are encouraged by the activity with new customers and new markets for our FOX single wafer and multi-wafer test and burn-in products as well as our anticipated recovery of



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Aehr Test Systems Reports Third Quarter Fiscal 2015 Financial Results
March 26, 2015
Page 2 of 5



Aehr Test's traditional ABTS packaged part and FOX wafer level burn-in businesses," Erickson concluded.

Management Conference Call
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss the Company's third quarter fiscal 2015 operating results. To access the call dial 888-299-7209 (+1 719 -325-2315 outside the United States) and give the participant pass code 5073630. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone by dialing 888-203-1112 (+1 719-457-0820 outside the United States) and entering pass code 5073630, beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on April
2, 2015.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and the DiePak(R) carrier. The ABTS system is used in production and qualification testing of packaged parts for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit Aehr Test's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business.
Aehr Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


                       -Financial Tables to Follow-

Aehr Test Systems Reports Third Quarter Fiscal 2015 Financial Results March 26, 2015
Page 3 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended      Nine Months Ended
                                       ---------------------------- --------------------
                                        Feb 28,   Nov 30,   Feb 28,    Feb 28,   Feb 28,
                                         2015      2014      2014       2015      2014
                                       --------  --------- --------  --------  ---------
Net sales                               $ 2,027   $ 2,615   $ 5,612   $  8,200  $ 14,314
Cost of sales                             1,175     1,921     2,742      5,044     7,006
                                       --------  --------  --------   --------  --------
Gross profit                                852       694     2,870      3,156     7,308
                                       --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative     1,584     1,736     1,701      4,944     4,638
  Research and development                1,031     1,105       907      3,095     2,386
                                       --------  --------  --------   --------  --------
    Total operating expenses              2,615     2,841     2,608      8,039     7,024
                                       --------  --------  --------   --------  --------
(Loss) income from operations            (1,763)   (2,147)      262     (4,883)      284

Interest expense                             (7)       (8)       (7)       (29)      (21)
Other income (expense), net                 110        60       (21)       201       (85)
                                       --------  --------  --------   --------  --------
    (Loss) income before income tax
    (expense) benefit                    (1,660)   (2,095)      234     (4,711)      178

Income tax (expense) benefit                (66)      (19)      (22)       (36)        5
                                       --------  --------  --------   --------  --------
    Net (loss) income                    (1,726)   (2,114)      212     (4,747)      183

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------   --------  --------
  Net (loss) income attributable to
      Aehr Test Systems common
        shareholders                    $(1,726) $ (2,114)   $  212    $(4,747) $    183
                                       ========  ========  ========   ========  ========

Net (loss) income per share
    Basic                               $ (0.14)  $ (0.18)   $ 0.02    $ (0.40) $   0.02
    Diluted                             $ (0.14)  $ (0.18)   $ 0.02    $ (0.40) $   0.02

Shares used in per share calculations:
    Basic                                12,677    11,724    10,982     11,931    10,807
    Diluted                              12,677    11,724    12,277     11,931    11,583



                                      -more-

Aehr Test Systems Reports Third Quarter Fiscal 2015 Financial Results March 26, 2015
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended      Nine Months Ended
                                            --------------------------  -----------------
                                             Feb 28,  Nov 30,  Feb 28,   Feb 28,  Feb 28,
                                              2015     2014     2014      2015     2014
                                            -------- -------- --------  -------- --------
GAAP net (loss) income                      $(1,726) $(2,114) $   212    $(4,747) $   183
Stock-based compensation expense                220      277      235        694      625
                                            -------  -------  -------    -------  -------
Non-GAAP net (loss) income                  $(1,506) $(1,837) $   447    $(4,053) $   808
                                            =======  =======  =======    =======  =======

GAAP net (loss) income per diluted share    $ (0.14) $ (0.18) $  0.02    $ (0.40) $  0.02
                                            =======  =======  =======    =======  =======
Non-GAAP net (loss) income per diluted share$ (0.12) $ (0.16) $  0.04    $ (0.34) $  0.07
                                            =======  =======  =======    =======  =======
Shares used in GAAP diluted shares
   calculation                               12,677   11,724   12,277     11,931   11,583
                                            =======  =======  =======    =======  =======
Shares used in non-GAAP diluted shares
   calculation                               12,677   11,724   12,277     11,931   11,583
                                            =======  =======  =======    =======  =======


______________________________________________________________________


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



                                      -more-

Aehr Test Systems Reports Third Quarter Fiscal 2015 Financial Results March 26, 2015
Page 5 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                 February 28, November 30,  May 31,
                                                     2015        2014        2014
                                                 -----------  ----------   --------
ASSETS
Current assets:
  Cash and cash equivalents                         $ 2,274     $ 3,596     $ 1,809
  Accounts receivable, net                              597       1,352       3,390
  Inventories                                         6,854       6,035       6,148
  Prepaid expenses and other                            428         359         326
                                                   --------    --------    --------
      Total current assets                           10,153      11,342      11,673

Property and equipment, net                             502         538         474
Other assets                                             94          94          78
                                                   --------    --------    --------
      Total assets                                  $10,749     $11,974     $12,225
                                                   ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                    $   115     $   642     $   777
  Accounts payable                                    1,631       1,790       1,892
  Accrued expenses                                    1,375       1,248       1,390
  Customer deposits and deferred revenue              1,712         792       1,058
                                                   --------    --------    --------
      Total current liabilities                       4,833       4,472       5,117

Income taxes payable                                      8           8          71
Deferred rent, net of current portion                    --          --           8
                                                   --------    --------    --------
     Total liabilities                                4,841       4,480       5,196


Aehr Test Systems Shareholders' equity                5,926       7,512       7,050
Noncontrolling interest                                 (18)        (18)        (21)
                                                   --------    --------    --------
      Total shareholders' equity                      5,908       7,494       7,029
                                                   --------    --------    --------
      Total liabilities and shareholders' equity    $10,749     $11,974     $12,225
                                                   ========    ========    ========








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